                  COVISTA COMMUNICATIONS, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET - UNAUDITED
                                December 31, 2002

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                  $ 5,631,063
  Trade accounts receivable, net                                              16,592,504
  Prepaid expenses and other current assets                                    2,814,303
                                                                             -----------
           Total current assets                                               25,037,870
                                                                             -----------
PROPERTY AND EQUIPMENT - Net                                                  17,344,144
                                                                             -----------
  Deferred line installation costs                                               657,328
  Intangible Assets                                                            4,190,000
     Accumulated amortization                                                 (1,748,468)
  Goodwill, net                                                                8,307,850
  Other assets                                                                 3,411,610
                                                                             -----------
                                                                             $57,200,334
                                                                             ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                           $22,435,812
  Other current and accrued liabilities                                        9,545,346
  Salaries and wages payable                                                     100,530
  Current portion of long-term debt                                            2,604,716
                                                                             -----------
           Total current liabilities                                          34,686,404
                                                                             -----------
OTHER LONG-TERM LIABILITIES                                                        2,578
                                                                             -----------
LONG-TERM DEBT                                                                 2,377,028
                                                                             -----------
SHAREHOLDERS' EQUITY:
  Common Stock, par value $.05 per share;
  authorized 50,000,000 shares, issued 19,095,129 shares                         954,757
  Additional paid-in capital                                                  52,458,248
  Accumulated deficit                                                        (31,833,241)
                                                                             -----------
                                                                              21,579,764
Treasury stock - at cost - 1,536,419 shares                                   (1,445,440)
                                                                             -----------
        Total shareholders' equity                                            20,134,324
                                                                             -----------
                                                                             $57,200,334
                                                                             ===========